EXHIBIT 10.14

EXECUTION VERSION
CONSULTING AGREEMENT
This Consulting Agreement (“Agreement”) is made and entered into on April 6, 2007 (“Effective Date”) by and between MAKO Surgical Corp. (“MAKO”) with a principle place of business at 2901 Simms Street, Hollywood, Florida 33020 and Thomas M. Coon, MD (“Consultant”) with a principle place of business at 2540 Sister Mary Columba Dr., Red Bluff, CA 96080.
Recitals
Whereas, MAKO is engaged in the development of advanced technologies and procedures for the orthopaedic minimally invasive total joint market;
Whereas, Consultant is a qualified and experienced orthopaedic surgeon, duly licensed in the State of California who desires to provide such knowledge and insight on an independent contractor basis;
Whereas, simultaneous hereto, Consultant and MAKO are entering into that certain Development Agreement, whereby Consultant shall provide certain services related to the Invention (as defined therein); and
Whereas, MAKO desires to engage Consultant, as a qualified and experienced orthopaedic surgeon who has knowledge and insight related to orthopaedic medical devices and supplies, their use and clinical application as well as the state of the industry, to provide services other than those related to the Invention (as defined in the Development Agreement).
Now, THEREFORE, in consideration of these recitals and of the mutual agreements, covenants, terms and conditions of this Agreement, the parties hereto agree as follows:
Article 1: Services
1.1 Services to be Rendered by Consultant: Consultant shall provide to MAKO the Services described in Attachment A, which attachment is fully incorporated herein by reference, at such reasonable dates and times as MAKO may specifically request in writing and as mutually agreed by Consultant and MAKO. Each of MAKO’s requests for Services shall be in writing in sufficient detail to provide clear instructions to Consultant and to allow MAKO to verify that Consultant performed the Services requested.
1.2 Performance Standards: Consultant shall perform the Services competently, diligently and to the best of Consultant’s ability, experience and talents.
1.3 Compliance: Consultant will provide Services hereunder in compliance with: 1) all applicable federal, state, and local laws and regulations including but not limited to the Federal Healthcare Programs Antikickback Statute and the Federal Food, Drug and Cosmetic Act; 2) the generally accepted standards of Consultant’s profession; 3) relevant industry guidelines and codes of ethics to the extent that they are applicable to Consultant’s work hereunder, including the Advanced Medical Technology Association’s Code of Ethics for Interactions with Health Care Professionals (“AdvaMed Code”); and 4) all MAKO policies and procedures provided same are made available

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
to Consultant in writing and only to the extent that such policies and procedures are applicable to Consultant in his independent contractor status.
Article 2: Compensation
2.1 Payment for Services: MAKO will pay Consultant for each Service requested by MAKO and performed by Consultant as set forth in Attachment A. Services rendered by Consultant on behalf of MAKO related to the Invention (as defined in the Development Agreement and, therefore, expressly not applicable to Article 6 herein) shall be compensated exclusively as set forth in the Development Agreement and not under the terms of this Agreement. Any payments due hereunder are payable within thirty (30) days from the date MAKO receives from Consultant a satisfactorily documented Services Report (as described in Section 2.3 below) detailing the Services performed.
2.2 No Payments in Excess of Legal Limits: The Parties acknowledge and agree that the compensation paid under this Agreement is intended to be consistent with fair market value in an arm’s length transaction and is not intended, directly or indirectly, to compensate Consultant for ordering, using, or recommending MAKO’s products. If at any time during the Term, MAKO determines reasonably, in good faith, and upon the advice of legal counsel that any payment made or to be made under this Agreement is no longer consistent with fair market value or may be a violation of any applicable law, regulation or industry guideline, then the Parties shall negotiate in good faith a compensation amount that the parties and their respective counsel agree represents fair market value and is permitted under such law, regulation or industry guideline.
2.3 Services Reports: Consultant shall provide a written quarterly Services Report in the form attached hereto as Attachment B which Attachment is fully incorporated herein by reference, detailing the Services performed by Consultant during the preceding quarter within fifteen (15) business days of the end of each calendar quarter. Each Services report shall include: a detailed description of each Service performed; the date each Service was performed; and the number of hours spent by Consultant performing the Service. MAKO has no obligation to pay compensation pursuant to this Agreement until and unless Consultant has completed and MAKO has received a timely, satisfactorily documented Services Report in sufficient detail for MAKO to verify Consultant’s performance of the Services for which compensation is requested.
2.4 Business-Related Expenses: MAKO will reimburse Consultant for reasonable expenses of travel, lodging, daily meals, and other necessary and reasonable business expenses incurred by Consultant in the performance of the Services, provided that such expenses are:
(a) authorized by MAKO before Consultant incurred them;
(b) supported by original receipts or other supporting documentation; and
(c) submitted along with the Services Report describing the Services in connection with which the business expenses are claimed.
All expenses for which Consultant requests reimbursement must be modest in light of the applicable circumstances and consistent with all applicable laws, regulations and industry guidance.
2.5 Taxes, Fees, and Levies: The Parties acknowledge and agree that any compensation received under this Agreement is gross of any taxes, fees, and levies of any nature whatsoever which may

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
be imposed by any authority with jurisdiction over any amounts received under this Agreement. Consultant is solely responsible for the payment of all such taxes, fees, and levies.
Article 3: Term and Termination
3.1 Term: The Agreement commences on the Effective Date and expires on the second (2nd) anniversary of the Effective Date (the “Term”), unless sooner terminated as provided in this Article.
3.2 Termination Without Cause: Either Party may terminate this Agreement, with or without cause, upon at least thirty (30) days advance written notice of the termination to the other Party. However, in the event of the termination of the Agreement under this Section prior to the end of the first year of the Term, the Parties may not enter into a new agreement for the same Services for at least one (1) year from the Effective Date.
3.3 Termination With Cause: MAKO may terminate this Agreement immediately, upon written notice to Consultant upon the occurrence of any of the following:
(a) Consultant’s conviction of any felony, any business crime, or any crime relating to Consultant’s honesty or integrity.
(b) Consultant’s license to practice medicine in any state is suspended, revoked, or limited, or Consultant is reprimanded or censured by any federal or state licensing or regulatory agency.
(c) Consultant’s exclusion from participation in Medicare, Medicaid or another Federal Health Care Program (as defined in 42 U.S.C. § 1320a-7b(f)).
(d) Consultant’s material breach of this Agreement, provided that Consultant is given written notice of any such alleged breach which notice identifies same with specificity and the alleged breach remains uncured for a period of more than thirty (30) days after Consultant’s receipt of written notice thereof.
Consultant shall promptly notify MAKO if any of the events detailed in Sections 3.3 (a), (b), and (c) occur.
3.4 Effect of Termination or Expiration: In the event of early termination of this Agreement, MAKO is obligated to pay only for Services performed up to the effective date of such termination.
Article 4: Relationship of the Parties
4.1 Independent Contractor: In performing this Agreement, the Parties are, at all times, acting and performing as independent contractors. Nothing in this Agreement shall be construed to create any partnership, joint venture, principal-agent, or employer-employee relationship between the Parties. Neither Consultant nor any agent, representative, associate, or employee of Consultant is an agent, representative, or employee of MAKO for any purpose.
4.2 No Obligation: The Parties acknowledge and agree that Consultant is not required to use, order or recommend MAKO products as a condition of this Agreement.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
4.3 Limitation on Authority: Except as explicitly permitted in this Agreement, Consultant may not incur any liability on MAKO’s behalf nor bind MAKO to any contractual or payment obligation without MAKO’s prior written consent.
4.4 Authority: The Parties represent and warrant that they have full right and authority to enter into this Agreement under applicable law. Consultant will secure any required or necessary notifications or approvals to provide Services under this Agreement.
Article 5: Confidentiality
5.1 Confidential Information: Consultant acknowledges that, in the performance of the Services hereunder, Consultant may obtain access to Confidential Information of MAKO. As used herein, Confidential Information means all information that is disclosed to Consultant by or on behalf of MAKO, learned by Consultant pursuant to the Services hereunder, or developed or generated in whole or in part by Consultant pursuant to the provision of Services hereunder including, without limitation, any technical or non-technical information, data, inventions, improvements, processes, devices, products, know-how, ideas, concepts, designs, prototypes, samples, models, drawings, specifications, business plans, and the like, whether in written, oral or tangible form and relating in any way to MAKO business or potential business operations or with respect to MAKO research and development activities (including but not limited to new orthopaedic products). Any reports prepared by Consultant for or on behalf of MAKO shall also be deemed Confidential Information.
5.2 Obligation of Confidentiality: Consultant agrees, during and after the Term of this Agreement, unless specifically permitted in writing by MAKO, to retain in confidence and not disclose to any third party any such Confidential Information and to use only for the purpose of carrying out the Services hereunder any such Confidential Information.
5.3 Return of Confidential Information: Upon completion of the work hereunder or other termination of this Agreement, Consultant will return to MAKO all documents (including all copies thereof) and all tapes or other embodiments of information or data in each case containing or constituting Confidential Information disclosed to or generated by Consultant in connection with this Agreement as well as any samples, models or prototypes.
5.4 Information not Considered Confidential: The following information shall not be considered Confidential Information and shall not be subject to the restrictions of this Article 5:
(a)	Information previously known to Consultant;

(b)	Information disclosed to Consultant at any time provided that such information was identified at the time of such disclosure as not being subject to any obligation of confidentiality;

(c)	Information that is or becomes part of the public domain other than by a breach of confidentiality owed to MAKO;

(d)	Information independently developed by Consultant without the use of any Confidential Information provided to Consultant hereunder; and

(e)	Information that is required to be disclosed pursuant to court order, subpoena, or other legal mandate.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
Article 6: Ideas/Assignment
6.1 Ownership of Inventions Arising from the Services: Consultant assigns and agrees to assign to MAKO any ideas, inventions, improvements, or suggestions (“Inventions”) arising directly from Consultant’s performance of the Services and specific to those products of MAKO on which Consultant actually provides Services, whether made alone or in conjunction with others. Consultant will disclose such Inventions fully to MAKO and help MAKO file for patents or seek other protection, at no cost to Consultant. Consultant will be compensated pursuant to the terms and conditions of this Agreement for time spent providing such assistance. Consultant represents and warrants that Consultant has full right to assign the Inventions and that all persons that work for Consultant on the Services are bound by this Section and have the right to assign such Inventions to MAKO.
6.2 Ownership of Inventions Not Arising from the Services: Inventions not arising during the course of the performance of the Services or not directly related to or arising from the performances of Services remain Consultant’s property and will be disclosed to MAKO only if the Parties have a separate agreement specifically pertaining to such disclosure.
Article 7: Miscellaneous
7.1 Conflicting Work:
(a) From the Effective Date of the Agreement through, and continuing thereafter until the end of the [***] period following termination of the Agreement for whatever reason, Consultant agrees not to (and Consultant agrees to cause its officers and members not to), in any manner directly or indirectly engage (whether as principal, agent, investor, distributor, representative, stockholder, or consultant or otherwise, with or without pay) in any consulting, product development or similar activity or business venture anywhere in the world that, in the reasonable discretion of Company, is related to the filed of MAKO Robotics. Notwithstanding the foregoing, Consultant covenants, represents and warrants that, during the term of this Agreement, he will not engage in any work for others involving the same subject matter as to which Consultant is performing Services hereunder. Consultant further represents and warrants that he will not enter into any agreement, arrangement or understanding that would conflict with any material provision of this Agreement or prevent Consultant from performing the Services hereunder during the Term of this Agreement.
(b) For the purposes of this Section 7.1, “MAKO Robotics” shall be defined as “human-interactive robotics within Orthopedics,” which more specifically means any use of a system (a) containing an electromechanical device or interface; (b) in or by which a user (i) experiences tactile sensations and/or virtual constraints; (ii) interacts with a computer by receiving tactile feedback (which feedback may be achieved by applying a degree of opposing force to the user along the x, y, and z axes, or through any other means); or (iii) grasps and/or operates any tool or device which is constrained in its operation by a physical guide which itself is attached to an electromechanical device; and (c) used in Orthopedics.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
(c) For the purposes of this Section 7.1, “Orthopedics” shall be defined as the medical specialty concerned with the preservation, restoration, development, repair and correction of the musculoskeletal system and associated structures, whereby, for avoidance of doubt, products that may be used in Orthopedics shall include, but are not limited to, the following: (a) reconstructive including orthopedic joint replacement, bone cements and accessories, dental reconstructive products and platelet systems; (b) fixation products including electrical bone growth stimulation, internal and external orthopedic fixation, craniomaxillofacial devices and bone growth substitute materials; (c) spinal products including spinal stimulation, spinal hardware, pain therapy, and orthobiologics; and (d) arthroscopy, diagnostics, softgoods, and bracing, provided however, that notwithstanding the forgoing, the following medical specialties are, to the extent that they may otherwise come within the scope of the definition given above, specifically excluded from Orthopedics: (i) Non-bone oncology; (ii) Blood vessels and vital organs; (iii) Neurology, which is the medical specialty concerned with the brain, spinal cord and nervous system and including neurosurgery; and (iv) Cranial neurosurgery, ENT and Otolaryngology.
(d) Notwithstanding the negative covenants contained in this Section 7.1, nothing herein shall be construed to constrain or otherwise limit the restrictions set forth in Section 5.1 of the Design Agreement, which shall be in addition to and separate from the restrictions set forth herein.
7.2 Notices: All notices provided pursuant hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person, by overnight mail through a recognized delivery service providing proof of delivery or by registered or certified mail, return receipt requested, to the address set forth on the first page hereof, or to such other address designated by written notice to the other party in accordance with this Section 7.2.
7.3 Amendments; Waiver: No amendments, changes, extensions, or modifications to this Agreement are valid and binding except if in writing and signed by the Parties. Waiver by any Party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any prior, concurrent or subsequent breach. None of the provisions of this Agreement are considered waived by any Party except when such waiver is given in writing.
7.4 Governing Law: This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida without regard to conflict of laws principles.
7.5 Severability: Should any clause, term, or provision of this Agreement be held by a court of competent jurisdiction to be illegal, invalid, unenforceable or in conflict with any law, the legality, validity and enforceability of the remaining clauses, terms and provisions shall not be affected or impaired thereby.
7.6 Assignment: This Agreement may not be assigned by either party without the express written consent of the non-assigning party.
7.7 Entire Agreement: This Agreement and the Attachments hereto constitute the entire agreement and understanding between the Consultant and MAKO with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings,

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
representations and statements, if any, regarding the subject matter contained herein or therein, whether oral or written. This Agreement shall not be modified, altered or amended in any way except in writing duly executed by the Consultant and MAKO.
7.8 Counterparts; Facsimile Signatures: This Agreement may be executed in counterparts, each of which is deemed to be original, but both of which together constitute one and the same instrument. Copies of signatures sent by facsimile transmission are deemed to be originals for purposes of execution and proof of this Agreement.
7.9 Publicity: MAKO shall not use Consultant’s name or likeness in any sales promotion, advertising, or any other form of publicity without the prior written approval of Consultant, except that MAKO may state publicly that it has engaged Consultant to provide certain services under this Agreement or any other agreement.
* * * * *

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
In Witness Whereof, the Parties have duly executed this Agreement as of the date set forth above as the Effective Date.

MAKO Surgical Corp.		Thomas M. Coon, MD
2901 Simms Street		2540 Sister Mary Columba Dr.
Hollywood, Florida 33020		Red Bluff, CA 96080

By:	/s/ Maurice R. Ferré	Signature:	/s/ Thomas Coon

Maurice R. Ferré M.D.		Title:	MD
President and CEO		Soc. Sec. No.:		[***]
Date:	5 April 07	Date:	4/5/07

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
Attachment A
A 1 Services: Consultant shall perform the following Services that are marked with an “X” at MAKO’s specific written request at the hourly rate specified in A2 of this Attachment:
☐	Training and Education Programs. Consultant shall prepare and present scientific, clinical and related professional information about MAKO Products and related procedures at MAKO-sponsored training and education seminars, meetings and other programs. When presenting at any such program, Consultant shall disclose the existence of the relationship between Consultant and MAKO created by this Agreement to the program attendees.

☐	Sales Meeting Preparation. Consultant shall prepare a presentation for MAKO sales staff about MAKO Product(s).

☑	Product Review Meetings. Consultant shall attend and participate in face-to-face meetings and telephone conferences to discuss MAKO product design and otherwise review MAKO products with MAKO marketing and engineering personnel.

☑	Product Development Support. Consultant shall provide additional services related to product development, including, but not necessarily limited to, assisting MAKO in preparing patent applications and defending patent infringement suits related to MAKO products, rendering assistance in satisfying U.S. Food and Drug Administration and similar foreign regulatory requirements concerning MAKO products.

☑	Group Consultative Meetings. Consultant shall attend and participate in focus groups, think tanks and other group consultative meetings sponsored and held by MAKO and prepare materials for such meetings.

☐	MAKO-Sponsored Research. Consultant shall assist MAKO with designing MAKO-sponsored research protocols or other matters related to MAKO-sponsored research.

☐	Other Services. Consultant shall perform other services specifically requested by MAKO in writing.
A2 Hourly Rate: Consultant shall be compensated for the performance the Services listed in Section Al of this Attachment at an hourly rate of [***] Dollars ($[***]) per hour.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION
Attachment B
Services Report Form

Invoice Date:

Contract Quarter:

Consultant

Address:

Address 2:

City/State/Zip:

	Contract
	Cross-	Service Fee
Activity	Reference	Per Hr	Amount

		Total Due
		Consultant	$0.00

Consultant Signature:

Date:

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.